United States
                  Securities and Exchange Commission
                         Washington, DC  20549

                                FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


  Date of report (Date of earliest event reported): May 20, 2011



                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)



                                  MISSOURI
               (State or Other Jurisdiction of Incorporation)


         0-24033                               43-1805201
 (Commission File Number)       (I. R. S, Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)


                               (816) 765-2200
           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01  Notice or Delisting or Failure to Satisfy a Continued
Listing Rule or Standard; Transfer of Listing

     On May 11, 2011, NASB Financial, Inc. ("NASB" or the "Company") filed a Form 12b-25, which stated that the Company was unable to file timely its Form 10-Q for the quarter ended March 31, 2011, because the Company is undertaking a directive to amend and restate its financial results for the quarter ended December 31, 2010. On May 6, 2011, NASB Financial, Inc. received a letter from the Office of Thrift Supervision ("OTS"), which regulates the Company's operating subsidiary, North American Savings Bank, F.S.B. (the "Bank"). The letter directed the Bank to amend and restate its financial results for the quarter ended December 31, 2010, requiring the Bank to reclassify certain residential development loans receivable, as troubled debt restructuring ("TDR"). As a result of reclassifying these loans, the Company will recognize an aggregate pre-tax impairment of approximately $6.6 million, as of December 31, 2010. These loans are paying as agreed and have not been restructured in the traditional sense by offering any concessions that discount the original terms; however, the original maturity dates have been extended.

     In addition to the reclassification of loans to TDR, subsequent to the filing of our Form 10-Q for December 31, 2010, the Bank became aware that certain foreclosed real estate had declined in value during the December 2010 quarter. Therefore, in the restated financial statements for the quarter ended December 31, 2010, the Bank will also reflect a pre-tax decrease in value of this property in the amount of $1.6 million.

     On May 20, 2011, NASB was notified by The NASDAQ Stock Market of its non-compliance with Listing Rule 5250(c)(1), which requires the timely filing of periodic financial statements. The Company must submit a plan to regain compliance no later than July 19, 2011. Although NASB cannot predict with certainty when the Form 10-Q for the quarter ended March 31, 2011, will be available, it expects that it will be before July 19, 2011.

     The Company's press release dated May 23, 2011, relating to the delay in filing its quarterly report on Form 10-Q for the quarter ended March 31, 2011, is attached hereto as exhibit 99.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 - Press Release dated May 23, 2011.



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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NASB FINANCIAL, INC.

May 23, 2011                          By:  /s/ Rhonda Nyhus
                                           Rhonda Nyhus
                                           Vice President and Treasurer


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